Exhibit 1

Execution Version

AGREEMENT

CONCERNING THE EXCHANGE OF SECURITIES

BY AND AMONG

800 COMMERCE, INC.

AND

PETROGRES CO. LIMITED
AND
THE SECURITY HOLDERS OF PETROGRES CO. LIMITED

i

Table of Contents (continued)

ii

EXHIBITS

Shareholder Consent	Exhibit A

SCHEDULES

Petrogres Co. Security Holders and ETHG Allocation of Securities	Schedule 1.1
Commitments and Derivative Securities of Petrogres Co.	Schedule 2.2
Subsidiaries of Petrogres Co.	Schedule 2.3
Encumbered Assets of Petrogres Co	Schedule 2.5
Tax Matters of Petrogres Co.	Schedule 2.8
Intellectual Property of Petrogres Co.	Schedule 2.10
Litigation involving Petrogres Co.	Schedule 2.12
Material Contracts of Petrogres Co.	Schedule 2.17
Criminal or Civil Actions	Schedule 2.19
Commitments and Derivative Securities of ETHG	Schedule 3.2
Subsidiaries of ETHG	Schedule 3.3
Financial Statements of ETHG	Schedule 3.5
Tax Matters of ETHG	Schedule 3.8
Intellectual Property of ETHG	Schedule 3.10
Litigation involving ETHG	Schedule 3.12
Material Contracts of ETHG	Schedule 3.17
Disqualifying Events	Schedule 3.19
SEC Reports – Exceptions	Schedule 3.20

AGREEMENT

THIS AGREEMENT ("Agreement") is made this 23rd day of February, 2016, by and between 800 Commerce, Inc., a Florida corporation ("ETHG"), Petrogres Co. Limited, a Marshall Islands Corporation ("PETRO"), and the security holders of PETRO (the "PETRO Security Holders") who are listed on Schedule 1.1 hereto and have executed a Shareholder Consent in the form attached as Exhibit A hereto. ETHG, PETRO and the PETRO Security Holders are collectively referred to herein as the "Parties".

WHEREAS, ETHG is a publicly-owned Florida corporation with 90,000,000 shares of authorized common stock (which will be increases to 500,000,000 Shares prior to closing), par value $0.001 per share, of which, as of February 23rd 2016, there are 24,000,000 issued and outstanding shares of ETHG (non-inclusive of certain convertible securities more particularly described in Schedule 3,2), and ETHG is quoted on the Over-the-Counter Bulletin Board (the "OTCBB") and on the OTC Pink tier of the OTC Markets under the symbol "ETHG";

WHEREAS, ETHG desires to acquire all of the issued and outstanding common stock of PETRO from the PETRO Security Holders in exchange for newly issued unregistered shares of common stock of ETHG and

WHEREAS, all of the PETRO Security Holders, by execution of Exhibit A hereto, agree to exchange all shares of common stock they hold in PETRO for 136,000,000 newly issued shares of common stock of ETHG (the "Exchange Common Share”), which Exchange Common Shares shall constitute 85%, on a fully diluted basis, of the outstanding common stock of ETHG on the date hereof (including certain convertible securities more particularly described in Schedule 3.2), and The Exchange Common Shares referred to herein as the "Exchange Shares");

NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:

Article I

Exchange of Securities

1.1     Issuance of Securities. Subject to the terms and conditions of this Agreement, ETHG agrees to issue the Exchange Shares as fully paid and non-assessable unregistered shares of ETHG's $.001 par value common stock for all the issued and outstanding shares of the $1.00 par value common stock of PETRO held by the PETRO Security Holders. All Exchange Shares will be issued directly to the PETRO Security Holders on the date the transaction contemplated by this Agreement closes as set forth in Section 7.1, pursuant to the allocation set forth in Schedule 1.1.

1.2     Exemption from Registration. The parties hereto intend that all of the Exchange Shares to be issued to the PETRO Security Holders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(a)(2) and/or Rule 506 under the Securities Act and rules and regulations promulgated thereunder. In furtherance thereof, each of the PETRO Security Holders will have executed and delivered to ETHG on the Closing Date their consent to this Agreement as set forth in Exhibit A hereto and a customary investment representation letter.

1.3     ETHG Common Stock Outstanding. ETHG has 24,000,000 shares currently outstanding (the "ETHG Outstanding Shares") (non-inclusive of certain shares issuable upon the conversion or exercise of certain derivative securities outstanding as of the date hereof as more particularly described in Schedule 3.2). Immediately following the closing of the Agreement, the PETRO security holders will hold 136,000,000 shares of ETHG restricted common stock, which shall constitute 85%, on a fully diluted basis, of the outstanding common stock of ETHG on the date hereof.

Article II

Representations and Warranties of PETRO

Except as set forth in the Disclosure Schedules, which Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding Section of the Schedules, PETRO hereby makes the following representations and warranties to ETHG, which representations and warranties are presently and shall be true and correct as of the Closing Date in all material respects:

2.1     Organization. PETRO is a corporation duly organized, validly existing and in good standing under the laws of Marshall Islands, has all necessary corporate power to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification, with such exceptions as would not constitute a Material Adverse Effect. As used in this Agreement, Material Adverse Effect means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of PETRO or ETHG, as the case may be. Provided, however, a Material Adverse Effect does not exist solely because (i) the party fails to meet the forecasts contained in its business plan for a full fiscal year, (ii) there are changes in the economy or capital markets, or (iii) changes generally affecting the industry in which the party operates which do not disproportionately affect the party in contrast to its competitors.

2.2     Capital. The authorized capital stock of PETRO consists of 10,000,000 authorized shares of common stock, $1.00 par value per share, of which 1,000,000 share is currently issued and outstanding. All of the outstanding common stock of PETRO is duly and validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating PETRO to issue any additional shares of its capital stock of any class, other than those itemized on Schedule 2.2.

2.3     Subsidiaries. PETRO does not have any subsidiaries or own any interest in any other enterprise other than those itemized on Schedule 2.3.

2.4     Directors and Officers. The names and titles of the directors and officers of PETRO as of the date of this Agreement are as follows:

Name	Position

Chris Traios	Director and Chief Executive Officer

2.5     Financial Statements. As soon as practicable following the execution of the Agreement, PETRO will provide the unaudited financial statements of PETRO for the years ended December 31, 2013 and 2014, and for the period ended December 31, 2015 (together, the "PETRO Financial Statements"). The PETRO Financial Statements will be prepared in accordance with generally accepted accounting principles and practices consistently followed by PETRO throughout the periods indicated, and will fairly present the financial position of PETRO as of the dates of the balance sheets included in the PETRO Financial Statements and the results of operations for the periods indicated, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments and the absence of footnotes. The PETRO Financial Statements will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.6       Absence of Changes. Since December 31, 2015, there has not been any material change in the financial condition or operations of PETRO, except as contemplated by this Agreement and the notes issued or to be issued itemized on Schedule 22, which changes have not had a Material Adverse Effect.

2.7        Absence of Undisclosed Liabilities. As of December 31, 2015, PETRO did not have any material debt or liability of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the PETRO Financial Statements.

2.8        Tax Returns. Except for the items on Schedule 2.8 and matters which would not have a Material Adverse Effect, PETRO has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in Schedule 2.8 are adequate for the periods indicated. There are no present disputes as to taxes of any nature payable by PETRO.

2.9         Reserved.

2.10     Intellectual Property Rights. PETRO owns or has the right to use all trademarks, service marks, trade names, copyrights and patents material to its business as listed on Schedule 2.10.

2.11     Compliance with Laws. To the best of PETRO's knowledge, PETRO has in all material respects complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a 'Material Adverse Effect.

2.12     Litigation. PETRO is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of PETRO, threatened against or affecting PETRO or its business, assets or financial condition, except as disclosed in Schedule 2.12. PETRO is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. PETRO is not engaged in any material litigation to recover monies due to it. There has not been, and to the knowledge of PETRO, there is not pending or contemplated, any investigation by the Securities and Exchange Commission (the "SEC") involving PETRO or any current or former director or officer of PETRO.

2.13     Authority. The Board of Directors of PETRO has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and PETRO has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of PETRO and is enforceable in accordance with its terms and conditions. By execution of Exhibit A, all of the PETRO Security Holders have agreed to and have approved the terms of this Agreement.

2.14     No Conflicts. The execution, delivery and performance of the Transaction Documents by PETRO and the consummation by PETRO of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of PETRO's or any Subsidiary's Certificate or Articles of Incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of PETRO or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which PETRO or any Subsidiary is a party or by which any property or asset of PETRO or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which PETRO or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of PETRO or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

2.15     Full Disclosure. None of the representations and warranties made by PETRO herein, as modified by the disclosure schedules, or in any exhibit, certificate or memorandum furnished or to be furnished by PETRO, or on its behalf, contains or will contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

2.16     Assets. PETRO's assets will be fully and accurately disclosed in the financial statements to be provided by PETRO and are not subject to any claims or encumbrances except as indicated in Schedule 2.5.

2.17     Material Contracts. The parties to all of PETRO's material contracts are included in Schedule 2.17.

2.18     Reserved.

2.19     Criminal or Civil Actions. Except as otherwise disclosed on Schedule 2.19, no executive officer, director or principal stockholder of PETRO has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or FINRA judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or FINRA proceeding.

2.20     Restricted Securities. PETRO and the PETRO Security Holders, by execution of this Agreement and of Exhibit A, acknowledge that all of the Exchange Shares issued by ETHG are restricted securities and none of such securities may be sold or publicly traded except in accordance with applicable state and federal securities laws.

Article III

Representations and Warranties of ETHG

Except as set forth in the Disclosure Schedules, which Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding Section of the Schedules, ETHG hereby makes the following representations and warranties to PETRO, which representations and warranties are presently and shall be true and correct as of the Closing Date in all material respects:

3.1     Organization. ETHG is a corporation duly organized, validly existing and in good standing under the laws of Florida, has all necessary corporate power to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification, with such exceptions as would not constitute a Material Adverse Effect.

3.2     Capital. The authorized capital stock of ETHG currently consists of 90,000,000 authorized shares of $.001 par value common stock, of which 24,000,000 shares are currently outstanding. ETHG has 10,000,000 shares of preferred stock authorized, of which there are no shares of preferred stock issued and outstanding. All of ETHG's outstanding securities are duly and validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating ETHG to issue any additional shares of its capital stock of any class, other than those itemized on Schedule 3.2,

3.3     Subsidiaries. ETHG does not have any subsidiaries or own any interest in any other enterprise other than those itemized on Schedule 3.3.

3.4     Directors and Officers. The names and titles of the directors and officers of ETHG as of the date of this Agreement are as follows:

Name	Position

B. Michael Friedman	Chief Executive Officer and sole Director

Barry Hollander	Chief Financial Officer

3.5     Financial Statements. Schedule 3.5 hereto consists of the audited financial statements of ETHG for each of the year ended December 31, 2013 and the year ended December 31, 2014, and the unaudited financial statements for the period ended December 31, 2015 (together, the "ETHG Financial Statements"). The ETHG Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by ETHG throughout the periods indicated, and fairly present the financial position of ETHG as of the dates of the balance sheets included in the ETHG Financial Statements and the results of operations for the periods indicated, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments and the absence of footnotes. The ETHG Financial Statements do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.6     Absence of Changes. Since December 31, 2015, there has not been any material change in the financial condition or operations of ETHG, except as contemplated by this Agreement and itemized on Schedule 3.2, which changes have not had a Material Adverse Effect.

3.7     Absence of Undisclosed Liabilities. As of December 31, 2015, ETHG did not have any material debt or liability of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the ETHG Financial Statements.

3.8     Tax Returns. Except for the items on Schedule 3.8 and matters which would not have a Material Adverse Effect, ETHG has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in Schedule 3.8 are adequate for the periods indicated. There are no present disputes as to taxes of any nature payable by ETHG.

3.9     Reserved.

3.10   Intellectual Property Rights. ETHG owns or has the right to use all trademarks, service marks, trade names, copyrights and patents material to its business as listed on Schedule 3.10.

3.11     Compliance with Laws. To the best of ETHG's knowledge, ETHG has in all material respects complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a Material Adverse Effect.

3.12     Litigation. ETHG is not a defendant in any suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of ETHG, threatened against or affecting ETHG or its business, assets or financial condition, except as disclosed in Schedule 3.12, ETHG is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court,, department, agency or instrumentality applicable to it. ETHG is not engaged in any material litigation to recover monies due to it. There has not been, and to the knowledge of ETHG, there is not pending or contemplated, any investigation by the SEC involving ETHG or any current or former director or officer of ETHG.

3.13     Authority. The Board of Directors of ETHG has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and ETHG has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of ETHG, and is enforceable in accordance with its terms and conditions.

3.14     No Conflicts. The execution, delivery and performance of the Transaction Documents by ETHG and the consummation by ETHG of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of ETHG's or any Subsidiary's Certificate or Articles of Incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of ETHG or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which ETHG or any Subsidiary is a party or by which any property or asset of ETHG or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which ETHG or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of ETHG or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

3.15     Full Disclosure. None of the representations and warranties made by ETHG herein, as modified by the disclosure schedules, or in any exhibit, certificate or memorandum furnished or to be furnished by ETHG or on its behalf, contains or will contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

3.16     Assets. ETHG's assets are fully included in Schedule 3.5 and are not subject to any claims or encumbrances except as indicated in Schedule 3.5.

3.17     Material Contracts. All of ETHG's material contracts, are attached as Schedule 3.17.

3.18     Reserved.

3.19      No Disqualifying Events.

(a)     As of the date hereof, ETHG is not disqualified from relying on Rule 506 of Regulation D under the. Securities Act for any of the reasons stated in Rule 506(d) in connection with the issuance and sale of the securities described herein, and it has exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether any such disqualification under Rule 506(d) exists as of the date hereof;

(b)     ETHG has exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether there are any matters that would have triggered disqualification under Rule 506(d) but which occurred before September 23, 2013, and, if there are any such matters, they have been or will be disclosed to the Purchasers as required by Rule 506(e); and

(c)     Any outstanding securities of ETHG (of any kind or nature) that were issued in reliance on Rule 506 at any time on or after September 23, 2013 have been issued in compliance with Rule 506(d) and (e) and no party has any reasonable basis for challenging any such reliance on Rule 506 in connection therewith.

3.20      SEC Reports; Financial Statements. Except as set forth on Schedule 3.20, ETHG has filed all reports, schedules, forms, statements and other documents required to be filed by ETHG under the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as ETHG was, required by law or regulation to file such material) (the foregoing materials and any amendments filed through the date hereof, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Except as disclosed on Schedule 3.20 as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed on Schedule 3.20, the financial statements of ETHG included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Except as disclosed on Schedule 3.20, such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of ETHG and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

Article IV

Covenants Prior to the Closing Date

4.1     Investigative Rights. Prior to the Closing Date, each party shall provide to the other party, and such other party's counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request. If during the investigative period one party learns that a representation of the other party was not accurate, no such claim may be asserted by the party so learning that a representation of the other party was not accurate.

4.2     Conduct of Business. Prior to the Closing Date, each party shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of the other party, except in the normal course of business. Neither party shall amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends or redeem or sell stock or other securities. Neither party shall enter into negotiations with any third party or complete any transaction with a third party involving the sale of any of its assets or the exchange of any of its common stock.

4.3     Confidential Information. Each party will treat all non-public, confidential and trade secret information received from the other party as confidential, and such party shall not disclose or use such information in a manner contrary to the purposes of this Agreement. Moreover, all such information shall be returned to the other party in the event this Agreement is terminated.

4.4     Notice of Non-Compliance. Each party shall give prompt notice to the other party of any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect or the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

Article V

Conditions Precedent to ETHG's Performance

Conditions. ETHG's obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article V. ETHG may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by ETHG of any other condition of or any of ETHG's other rights or remedies, at law or in equity, if PETRO shall be in default of any of its representations, warranties or covenants under this Agreement.

5.1     Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by PETRO in this Agreement or in any written statement that shall be delivered to ETHG by PETRO under this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made at that time.

5.2    Performance. PETRO shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

5.3     Absence of Litigation. No action, suit or proceeding, including injunctive actions, before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against PETRO on or before the Closing Date.

5.4     Officer's Certificate. PETRO shall have delivered to ETHG a certificate dated the Closing Date signed by the Chief Executive Officer of PETRO certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article II are true and correct in all material respects as of the Closing Date.

5.5     Employment Agreement. Mr. Traios shall have executed and delivered to ETHG an employment agreement, the terms of which shall be negotiated by the parties in good faith within five (5) days of the signing of this Agreement.

5.6     Shareholders' Agreement. B. Michael Friedman, Barry Hollander and Chris Traios shall have executed and delivered a shareholders' agreement, the terms of which shall be negotiated by the parties in good faith within five (5) days of the signing of this Agreement.

Article VI

Conditions Precedent to PETRO's Performance

Conditions. PETRO's obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article VI. PETRO may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by PETRO of any other condition of or any of PETRO's rights or remedies, at law or in equity, if ETHG shall be in default of any of its representations, warranties or covenants under this Agreement.

6.1     Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by ETHG in this Agreement or in any written statement that shall be delivered to PETRO by ETHG under this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made at that time.

6.2     Performance. ETHG shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

6.3     Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against ETHG on or before the Closing Date.

6.4     Officer's Certificate. ETHG shall have delivered to PETRO a certificate dated the Closing Date signed by the Chief Executive Officer of ETHG certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article Ill are true and correct in all material respects as of the Closing Date.

6.5     Intentionally left blank

6.6     Reserved.

6.7     SEC Reports. ETHG shall have filed all reports required under Section 12(g) or 15(d) of the Exchange Act and shall not have received notice from the OTCBB that its common stock may not continue to trade on the OTCBB.

6.8     Sales Agreement. ETHG shall have executed and delivered to PETRO a sales agreement, the terms of which shall be negotiated by the parties in good faith within five (5) days of the signing of this Agreement.

Article VII

Closing

7.1       Actions at Closing. The closing of this Agreement shall be held at the offices of ETHG at any mutually agreeable time and date prior to February 29th 2016, unless extended by mutual agreement (the "Closing" or "Closing Date"). At the Closing:

(a)     PETRO or Triaos shall deliver to ETHG (i) copies of Exhibit A executed by all of the PETRO Security Holders, (ii) Schedule 1.1 representing all of the outstanding PETRO Shares duly endorsed to ETHG, (iii) the officer's certificate described in Section 5.4, and (iv) signed minutes or unanimous consent of its directors approving this Agreement;

(b)     ETHG shall deliver to the PETRO Security Holders (i) certificates representing the ETHG Shares of ETHG's common stock and preferred stock pursuant to the computations set forth in Schedule 1.1 hereto, (ii) the officer's certificate described in Section 6.5, (iii) signed minutes of its Board of Directors approving this Agreement, (iv) the executed Sales Agreement described in Section 6.8, (vi), and

(c)     ETHG will have, (i) no more than 24,000,000 shares of ETHG issued and outstanding, and (ii) other than the convertible promissory notes on Schedule 3.2, no any other liabilities to third parties, employees, creditors, etc.

Article VIII

Further Agreements

8.1         Board of Directors and Change of name.

(a)     Upon identification by Chis Triaos of up to three (3) candidates for nomination to the Board of Directors of ETHG (the "PETRO Directors"), the suitability of such candidates to serve as directors being in his sole and exclusive discretion, ETHG shall cause the appointment of such nominees to the Board of Directors. ETHG shall have all current directors resign after the three PETRO Directors are appointed.

(b)     The name of ETHG (800 Commerce Inc.), shall be changed to Petrogress Int’l & Partners Inc., or such other name as is acceptable to PETRO shareholders.

Article IX

Miscellaneous

9.1        Captions and Headings. The Article and Section headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

9.2        No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

9.3        Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

9.4     Reserved.

9.5     Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

9.6     Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to the conflicts of law provisions of the State of Florida or of any other state.

9.7     Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8     Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, by overnight delivery one business day after delivered to the overnight delivery service or by email on the date of transmission as follows:

ETHG:	800 Commerce, Inc. Clematis Street, Suite 400 West Palm Beach, FL 33401 Attn: Barry Hollander, Chief Financial Officer Hollanderb@aol.com

PETRO:	Petrogres Co. Limited 10, Sp. Trikoupi Str. 5th floor Piraeus 18538 — Greece T: +30 210 459 9741 F: +30 210 459 9744 petroqres@petrogres.com

9.9     Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

9.10    Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

9.11    Announcements. The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

9.12    Expenses. Each party will bear their own expenses, including any broker's or finder's fees and the expenses of their representatives, if any, and legal fees incurred at any time in connection with this Agreement.

9.13    Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing Date for a period of six (6) months.

9.14      Exhibits and Schedules. As of the execution hereof, the parties have provided each other with the exhibits and schedules described herein. Any material changes to the exhibits shall be immediately disclosed to the other party.

9.15       Termination, Amendment and Waiver.

(a)     Termination. This Agreement may be terminated at any time prior to the Closing Date:

(1)     By mutual written consent of PETRO and ETHG;

(2)     By either PETRO or ETHG;

(i)

If any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement; or

(ii)	If the Closing has not occurred on or before February 29th 2016, or such other date that has been agreed in writing by the Parties.

(3)     By PETRO, if ETHG breaches any of its representations or warranties hereof or fails to, perform in any material respect any of its covenants, agreements or obligations under this Agreement; and

(4)     By ETHG, if PETRO breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement.

(b)     Effect of Termination. In the event of termination of this Agreement by any of the Parties, as provided herein, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any of the Parties and each Parties shall bear their own fees and expenses relating to the transactions contemplated hereby.

(c)     Extension; Waiver. At any time prior to the Closing Date, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligation of the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(d)     Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement, an amendment of this Agreement or an extension or waiver shall, in order to be effective, require in the case of PETRO or ETHG, action by its respective Board of Directors.

IN WITNESS WHEREOF, the parties have executed this Agreement Concerning the Exchange of Securities on the date indicated above.

800 COMMERCE, INC. By: _________________________________________________ B. Michael Friedman Chief Executive Officer	PETROGRES CO. LIMITED By: __________________________________________________ Chris Traios Chief Executive Officer

____________________________________________ Chris Traios Sole Shareholder

EXHIBIT A

PETRO'S SHAREHOLDER CONSENT

The undersigned, being the holders of a majority of the issued and outstanding shares of common stock of Petrogres Co. Limited, a Marshall Island Corporation (the "Company"), pursuant to the Florida Revised Statutes, do hereby approve and adopt the following resolutions as though adopted at a special meeting of the Company's stockholders duly called and held:

WHEREAS, the board of directors of the Company approved the Agreement Concerning the Exchange of Securities By and Among 800 Commerce, Inc. ("ETHG") and the Company ("Exchange Agreement"') as set forth on Exhibit A hereto whereby securities of the Company would be exchanged for shares of ETHG (the "Exchange").

RESOLVED, that the Exchange with ETHG is hereby approved under the terms set forth in the Exchange Agreement, subject to any changes, modifications, amendments, and supplements as the executive officers of the Company, or any of them, deem necessary or appropriate.

RESOLVED, that the Company's officers, or any of them, are hereby authorized in their discretion to take any and all actions as they deem necessary, advisable or appropriate in order to effectuate the Exchange, including, without limitation, executing and delivering such agreements, instruments and documents contemplated by the Exchange Agreement, and performing the obligations of the Company thereunder, including, without limitation, abandoning the Exchange at any time the chief executive officer of the Company deems appropriate; and

RESOLVED, that this written consent may be signed in counterparts, all of which taken together shall constitute one and the same instrument; and signatures to this written consent may be delivered by facsimile and other electronic means.

The undersigned is signing this written consent on the date set forth below.

STOCKHOLDER:

IF AN INDIVIDUAL: Print Name: Christos P. Traios Signed: _________________________________ Date:February 23rd 2016

IF AN ENTITY:

Entity Name:

By (Print Name): _______________________________

Signed: ________________________________

Title: ________________________________________

Date: ________________________________________

SCHEDULE 1.1

SCHEDULE OF PETRO SECURITY HOLDERS
AND
ALLOCATION OF ETHG SHARES

Name of PETRO Security Holder	Number of PETRO Shares Exchanged	Number of ETHG Shares to be Issued

Christos Traios	(1,000,000)	(136,000,000)

Totals	(1,000,000)	136,000,000

NOTES:

SCHEDULE 2.2

COMMITMENTS AND DERIVATIVE SECURITIES OF PETROGRES CO.

(a)	Chris Traios holds NIL shares of Series A Preferred Stock of PETRO, which shares are convertible into ZERO shares of PETRO common stock.

(b)

PETRO has committed to issue common stock to the following individuals, in the amounts shown, upon the fulfillment of certain conditions, not all of which conditions have been fulfilled as of the date of this Agreement. As a result, not all such issuances will necessarily occur:

NONE

SCHEDULE 2.3

SUBSIDIARIES OF PETROGRES CO.

The following entities are either subsidiaries of Petrogres Co. Limited or are owned 100% by Chris Traios. In either event the following entities all incorporated in the Republic of the Marshall Islands are included in this Agreement:

Shiba Ship management Ltd. (Shipowners of Mt. Aspens)
Danae Marine, Ltd. (Shipowners of Mt. Optimus)
Invictus Marine S.A. (Shipowners of Mt. Invictus)
Entus Marine Ltd. (Shipowners of Mt. Enus)

SCHEDULE 2.5

ENCUMBERED ASSETS

None

SCHEDULE 2.8

TAX MATTERS OF PETROGRES CO.

None

SCHEDULE 2.10

INTELLECTUAL PROPERTY OF PETROGRES CO.

Websites and Internet Domain Names:

www.petrogres.com

SCHEDULE 2.12

LITIGATION INVOLVING PETROGRES CO.

None

SCHEDULE, 2.17

PARTIES TO MATERIAL CONTRACTS WITH PETROGRES CO.

CURRENT

PENDING (ADVANCED STAGE)

SCHEDULE 2.19

CRIMINAL OR CIVIL ACTIONS

NONE

SCHEDULE 3.2

COMMITMENTS AND DERIVATIVE SECURITIES OF ETHG

The following represents the outstanding warrants and options of ETHG:

ETHG has convertible promissory notes outstanding as follows

$31,339, conversion terms are 54% of the lowest closing market price for the 20 days immediately prior to conversion

$38,280, conversion terms are 53% of the average of the two lowest closing trading prices for the fifteen days immediately prior to conversion.

SCHEDULE 3.3

SUBSIDIARIES OF ETHG

None

SCHEDULE 3.5

FINANCIAL STATEMENTS OF ETHG

FINANCIAL STATEMENTS OF ETHG ARE AVAILABLE AT WWW.SEC.GOV

SCHEDULE 3.8

TAX MATTERS OF ETHG

None

SCHEDULE 3.10

INTELLECTUAL PROPERTY OF ETHG

US PROVISIONAL APPLICATION NO. 61/656,367- SYSTEM AND METHOD FOR

CROSS-PLATFORM SENTIMENT AND GEOGRAPHIC-BASED TRANSACTIONAL
SERVICE SELECTION

Websites and Internet Domain Names:
800COMMERCE.COM
MY800LAWYER.COM
MY800DOCTOR.COM

SCHEDULE 3.12

LITIGATION INVOLVING ETHG

NONE

SCHEDULE 3.17

MATERIAL CONTRACTS OF ETHG

NONE

SCHEDULE 3.19

DISQUALIFYING EVENTS

Audited Financial to be filed must be reasonably close to numbers as provided and used as basis for this merger agreement.

SCHEDULE 3.20

SEC REPORTS — EXCEPTIONS

None